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                  SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549

                              FORM 8-K

                           CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d)
                 OF THE SECURITIES EXCHANGE ACT OF 1934



                           April 21, 1999
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                 (Date of earliest event reported)



                        Frederick Brewing Co.
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          (Exact name of registrant as specified in its charter)


Maryland                          0-27800                        52-1769647
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(State or other jurisdiction    (Commission File Number)   (IRS Employer
of incorporation)                                          Identification No.)


4607 Wedgewood Blvd., Frederick, Maryland                        10119-0002
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(Address of principal executive offices)                        (Zip Code)


                               (301) 694-7899
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            (Registrant's telephone number, including area code)


                               Not Applicable
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(Former name, former address and former fiscal year, if changed since last report)
                             Page 1 of 3 Pages
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ITEM 5.  Other Events
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    On September 17, 1998, the Company received a letter from The Nasdaq Stock
Market, Inc. ("Nasdaq"), dated September 15, 1998, in which Nasdaq notified the Company that its common stock, present par value $0.0004 per share (the "Common Stock") had failed to maintain a closing bid price greater than or equal to $1.00 per share. Under the Nasdaq's Marketplace Rules governing qualitative and quantitative standards for listing on the SmallCap Market, a minimum bid price of $1.00 per share is required. The Company was notified that the Common Stock would be subject to delisting if the Company is unable to meet the minimum bid price requirement. The Company was given until December 14, 1998 to regain compliance with the minimum bid requirement--which could have been satisfied if the shares of Common Stock reported a closing bid price of $1.00 or greater for ten consecutive trading days.

    The Company was unable to comply with the minimum bid requirement since receiving the September 15, 1998 letter from the Nasdaq and requested a hearing on the matter, which temporarily stayed the delisting process. The hearing with the Nasdaq was held February 19, 1999, at which time the Company requested an extension to meet the minimum bid price requirement after its one-for-ten reverse stock split became effective. On March 23, 1999, the Company effected the reverse stock split, which caused the closing bid price to rise to $1.1875 per share the following day. The Common Stock's closing bid price remained at or above $1.00 per share for the following seven consecutive days; however, since April 5, 1999 the closing bid price has remained below the
$1.00 per share minimum requirement for continued listing on the NASDAQ
SmallCap Market.    On Apri1 21, 1999, the closing bid price of the Company's
Common Stock was $0.50.

    On Apri1 21, 1999, the Company received a letter, through its counsel, notifying it that the NASDAQ Listing Qualifications Panel determined to delist the Company's Common Stock from the NASDAQ SmallCap Market effective with the close of business Apri1 21, 1999. Such delisting may have an adverse impact on the liquidity of the Common Stock.

    With the delisting, trading in the Common Stock will be conducted on the OTC Bulletin Board or the over-the-counter market. Because spreads between the "bid" and "asked" prices of the shares of Common Stock quoted by market makers on the OTC Bulletin Board and the over-the-counter market will likely be greater than it is at present, Stockholders will likely experience a greater degree of difficulty in trading of shares of Common Stock. In addition, there are significant restrictions imposed by most brokerage houses on the ability of their brokers to solicit orders or recommend the purchase of stocks that trade on the OTC Bulletin Board.
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                                 SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 FREDERICK BREWING CO.


Date: April 22, 1999              By:   /s/ Kevin E. Brannon
                                        -----------------------------------
                                        Kevin E. Brannon
                                        Chairman and Chief Executive Officer

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